SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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iManage, Inc.

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iMANAGE, INC.
950 Tower Lane, Suite 500
Foster City, California 94404

April 30, 2003

To our stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders of iManage, Inc. on June 12, 2003 at 10:00 a.m. local time to be held at our headquarters at 950 Tower Lane, Suite 500, Foster City, California 94404.

     The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Also enclosed is a copy of the 2002 iManage, Inc. Annual Report on Form 10-K, which includes our audited financial statements.

     It is important that you use this opportunity to take part in the affairs of iManage, Inc. by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. Returning the proxy does not deprive you of your right to attend the meeting and vote your shares in person.

     We look forward to seeing you at the meeting.

Sincerely,

/s/ Mahmood M. Panjwani

MAHMOOD M. PANJWANI
President and Chief Executive Officer

iMANAGE, INC.
950 Tower Lane, Suite 500
Foster City, California 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 12, 2003

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of iManage, Inc., a Delaware corporation. The meeting will be held on Wednesday, June 12, 2002 at 10:00 a.m. local time at our headquarters at 950 Tower Lane, Suite 500, Foster City, California 94404, for the following purposes:

1.	To elect two (2) Class I directors to hold office until the 2006 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 2003.

3.	To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on April 21, 2003 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our principal offices.

By Order of the Board of Directors,

/s/ John E. Calonico, Jr.

JOHN E. CALONICO, JR.
Secretary

Foster City, California
April 30, 2003

     You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL NUMBER ONE ELECTION OF DIRECTORS
PROPOSAL NUMBER TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
EQUITY COMPENSATION PLAN INFORMATION
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION (1)
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PERFORMANCE MEASUREMENT COMPARISON (1)
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
OTHER MATTERS

iMANAGE, INC.
950 Tower Lane, Suite 500
Foster City, California 94404

PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

June 12, 2003

     The accompanying proxy is solicited by the Board of Directors of iManage, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held June 12, 2003, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is April 30, 2003, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

GENERAL INFORMATION

     Annual Report. An Annual Report on Form 10-K for the year ended December 31, 2002 is enclosed with this Proxy Statement.

     Voting Securities. Only stockholders of record as of the close of business on April 21, 2003, will be entitled to vote at the meeting and any adjournment thereof. As of that date, there were 24,246,304 shares of our common stock, par value $.001 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Our bylaws provide that a majority of all of the shares of our capital stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

     Solicitation of Proxies. We will bear the cost of soliciting proxies. We will solicit stockholders by mail, through our regular employees, and will request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies personally or by telephone, without additional compensation.

     Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and in cases in which stockholder specifies a choice with respect to any matter to be acted upon by means of the proxy, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke the proxy, at any time prior to the time it is voted, by delivery to the Secretary of iManage, Inc. at our principal offices at 950 Tower Lane, Suite 500, Foster City, California 94404, of a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

     Our Board of Directors is divided into three classes and currently consists of five directors: two of whom are Class I directors, two of whom are Class II directors and one of whom is a Class III director. Class II and Class III directors serve until the Annual Meeting of Stockholders to be held in 2004 and 2005, respectively, and the Class I directors serve until the Annual Meeting of Stockholders to be held in 2003. All directors serve until their respective successors are duly elected and qualified, or until the director’s death, resignation or removal. Directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting.

     Management’s nominees for election at the 2003 Annual Meeting of Stockholders to Class I of the Board of Directors are Rafiq R. Mohammadi and Moez R. Virani. If elected, the nominees will serve as directors until our Annual Meeting of Stockholders in 2006, or until a successor is elected and qualified. If a nominee declines to serve or become unavailable for any reason, or if a vacancy occurs before the election, although management knows of no reason to anticipate that this will occur, the proxies may be voted for such substitute nominee as the Board of Directors may designate.

     If a quorum is present and voting at the Annual Meeting of Stockholders, the two nominees for Class I directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

     The following is a brief biography of each director nominee, each director whose term will continue after the Annual Meeting of Stockholders and each executive officer.

Class I Nominees for Election for a Three-Year Term Expiring at the 2006 Annual Meeting of Stockholders

Rafiq R. Mohammadi

     Rafiq R. Mohammadi, age 42, is a co-founder of iManage and has served as a Director and our Chief Technology Officer since October 1995. Between 1985 and 1995, Mr. Mohammadi co-founded and served as President of M/H Manage, a company that developed and distributed software that converted documents between different platforms and formats.

Moez R. Virani

     Moez R. Virani, age 47, has served as a Director of iManage since 1996. Mr. Virani has been a partner at Mohr Davidow Ventures, a venture capital firm, since July 1999. From January 1998 to June 1999, Mr. Virani served as the Chief Financial Officer of Ziff-Davis Events, Inc., a media company. From February 1995 to December 1997, Mr. Virani was the Chief Financial Officer and Chief Operating Officer of SOFTBANK Forums, Inc., a wholly-owned subsidiary of SOFTBANK, Inc. From 1984 to 1995, Mr. Virani worked for Sun Microsystems, Inc., a provider of network computer hardware, software and services, in a variety of senior domestic and international finance positions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE NOMINEES LISTED ABOVE.

Class II Directors Continuing in Office Until the 2004 Annual Meeting of Stockholders

Mahmood M. Panjwani

     Mahmood M. Panjwani, age 44, is a co-founder of iManage and has served as our President, Chief Executive Officer and Chairman of the Board of Directors since October 1995. In August 1988, Mr. Panjwani founded Q-Image Corporation, a consulting services company, and served as its President and Chairman of the Board of Directors until December 1997.

Thomas L. Thomas

     Thomas L. Thomas, age 53, has served as a Director of iManage since June 2001. Mr. Thomas has been Chief Executive Officer of HAHT Commerce, Inc., a developer of B2B software applications, since December 2000. From February 2000 through November 2000, Mr. Thomas was the Chief Executive Officer and President of Ajuba Solutions, a developer of XML solutions. From February 1999 through January 2000, Mr. Thomas served as Chief Executive Officer and was a member of the Board of Directors of Vantive Corporation, a developer of customer interaction software. He served as Senior Vice President, Global Information Systems and Chief Information Officer of 3Com Corporation, a provider of networking hardware and software products, from August 1996 until April of 1999. From August 1995 to July 1996, he was Vice President, Global Information Systems and Chief Information Officer of 3Com Corporation. Mr. Thomas serves on the Board of Directors of Odetics, Inc., an infrastructure security and control company, as well as three privately-held companies.

Class III Director Continuing in Office Until the 2005 Annual Meeting of Stockholders

Bob L. Corey

     Bob L. Corey, age 51, has served as a Director of iManage since October 2002. Mr. Corey served as Executive Vice President and Chief Financial Officer of Documentum, Inc., a provider of enterprise content management software, from May 2000 to August

2002 when he retired. Prior to joining Documentum, Inc., Mr. Corey was Senior Vice President of Finance and Administration and Chief Financial Officer for Forte Software, Inc., a provider of software development tools and services, from May 1998 to April 2000; in February 1999, Mr. Corey was elected to the Board of Directors of Forte. Forte completed a merger with Sun Microsystems, Inc., a computer hardware and applications company, in October 1999. Mr. Corey was Executive Vice President and Chief Financial Officer of SyQuest Technology Inc., a provider of removable storage solutions, from July 1997 to April 1998.

Executive Officers:

     John E. Calonico, Jr., age 46, has served as our Chief Financial Officer and Secretary since January 2002. From March 2000 to December 2001, Mr. Calonico served as Chief Financial Officer of Blue Martini Software, Inc, a developer of customer relationship management software. From February 1999 to February 2000, Mr. Calonico served as Vice President and Chief Financial Officer of GlobalCenter, Inc., a provider of web hosting services. From November 1997 to January 1999, Mr. Calonico served as Vice President of Finance for BEA Systems, Inc., a provider of application infrastructure software. From April 1990 to November 1997, Mr. Calonico held various management positions including Vice President of Finance at Autodesk, Inc., a provider of design and digital content software.

     Joseph S. Campbell, age 44, has served as our Chief Operating Officer since October 2001. From October 2000 to October 2001, Mr. Campbell served as Executive Vice President, Field Operations. From February 1999 to September 2000, Mr. Campbell was the Executive Vice President of Sales at Alventive, Inc., a provider of product collaboration software solutions. From November 1997 to January 1999, Mr. Campbell was the Executive Vice President of Field Operations at Continuous, Inc., a provider of change management software. Mr. Campbell worked for Banyan Systems, Inc., a provider of enterprise networking software, from July 1990 to July 1997, serving as Senior Vice President for Worldwide Field Operations from March 1996 to July 1997.

     Daniel A. Carmel, age 41, has served as our Vice President, Marketing and Business Development since June 2001. From July 1999 to January 2001, Mr. Carmel was Vice President, Worldwide Marketing for Selectica, Inc., a provider of interactive selling software applications. Mr. Carmel held various marketing and executive positions at Sonnet Financial, Inc., a provider of foreign exchange payment services, between September 1994 and June 1999.

Board of Directors Committees and Meetings

     For the year ended December 31, 2002, the Board of Directors held 5 meetings. The Board of Directors has an Audit Committee and a Compensation Committee.

     The Audit Committee of our Board of Directors oversees our financial reporting process pursuant to a written Audit Committee Charter. For this purpose, the Audit Committee performs several functions: it recommends the engagement of our independent accountants to the Board of Directors, subject to ratification by the stockholders; reviews the scope and results of the examination of our consolidated financial statements by our independent accountants; reviews with the independent accountants and management our quarterly and annual financial statements and independent accountants’ opinion; approves all professional services and related fees performed by the independent accountants; and periodically reviews our accounting policies and internal accounting and financial controls. The members of the Audit Committee during 2002 were Moez R. Virani and Thomas L. Thomas for the entire year, Mark W. Perry through May 2002, and Bob L. Corey from October 2002. In October 2002, Mr. Corey was appointed by the Board of Directors to fill the vacancy left by Mr. Perry. At the same time, Mr. Corey was elected to the Audit Committee and was appointed its chairman. The Audit Committee held 5 meetings in 2002.

     All members of the Audit Committee are “independent” in accordance with the National Association of Securities Dealers, Inc. (“NASD”) Rules 4310(c)(26)(B)(i) and 4200(a)(15) that are currently applicable to iManage. The information contained in this paragraph shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that iManage specifically incorporates it by reference in such filing.

     The Compensation Committee of the Board of Directors makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under our stock option plans and performs other functions regarding compensation as the Board of Directors may delegate. The members of the Compensation Committee during 2002 were Thomas L. Thomas, who is the Compensation Committee chairman, and Moez R. Virani for the entire year, Mark W. Perry through May 2002, and Bob L. Corey from October 2002. During 2002, the Compensation Committee held 5 meetings.

     For the year ended December 31, 2002, each incumbent director attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he served held during the period for which he was a director or committee member, respectively.

Compensation of Directors

     In 2002, our directors did not receive compensation for attending Board or committee meetings and did not receive any reimbursement for expenses, other than travel expenses, incurred in attending Board of Director and committee meetings.

     Upon each non-employee director’s initial election or appointment, he automatically receives a nonstatutory stock option to purchase 30,000 shares of our common stock. As long as the director continues to serve on the Board of Directors, one-third of the option shares vest after one year, and the remaining two-thirds vest in equal monthly increments over the following two years. In addition, when a non-employee director is reelected to the Board of Directors, the director is automatically granted a nonstatutory stock option to purchase shares of common stock equal to 10,000 multiplied by the number of years of the director’s elected term. For example, if a director is reelected to a three-year term, the size of the option grant would be 30,000 shares. Similarly, an option grant would be for 20,000 shares for a director reelected to a two-year term and 10,000 shares for a director reelected to a one-year term. Each of these additional options will vest in equal monthly increments over the director’s elected term. A director would not receive an additional option if at the time of the director’s reelection to the Board of Directors, the director had not served on the Board of Directors for at least one year. Each stock option granted to a non-employee director has a per share exercise price equal to the fair market value of a share of common stock on the grant date. Each stock option granted to a non-employee director has a term of 10 years. Vesting of non-employee director stock options accelerates in full if a change in control occurs before the option becomes fully vested. From time to time, our Board of Directors approved additional option grants under our 1997 stock option plan to certain non-employee directors. In June 2001, stock options to purchase 7,500 shares of our common stock were granted to Mr. Thomas and Mr. Virani at an exercise price of $2.51. In connection to his election to the Board of Directors in October 2002, Mr. Corey was granted options to purchase 30,000 shares of our common stock at an exercise price of $2.02 per share.

     In 2003, the Board of Directors, after taking into consideration the increased responsibilities of public company directors and director compensation information from comparable public companies, voted to adjust the compensation for its non-employee directors. Under the new compensation structure, each non-employee director will receive an annual retainer of $24,000 for attendance and participation in regular meetings and committee meetings of the Board of Directors. In addition, we will reimburse travel, meal and related expenses incurred by non-employee directors in connection with their attendance at each meeting of the Board of Directors and its committees. Upon initial election to the Board of Directors, each non-employee director will be granted options to purchase 30,000 shares of our common stock at the current market price on the date of grant. Further, beginning with the 2003 Annual Meeting of Stockholders, each non-employee director will receive an annual grant of options to purchase 15,000 shares of our common stock on the date of each Annual Meeting of Stockholders at the current market price on the date of grant. The initial option grant and annual option grants will vest over three years from the date of grant and will vest 100% upon a change of control. In connection with the transition to this new non-employee compensation plan, Mr. Thomas and Mr. Virani received option grants of 12,500 and 24,500, respectively, at an exercise price of $3.11. These options vest over a three year period and will vest 100% upon a change of control.

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent accountants for the year ending December 31, 2003 and has further directed that management submit the selection of independent accountants for ratification by stockholders at the Annual Meeting of Stockholders. PricewaterhouseCoopers has audited our consolidated financial statements since our inception in 1995. A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting of Stockholders. The representative will have an opportunity to make a statement, if so desired, and is expected to be available to respond to appropriate questions.

     Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers as our independent accountants. However, the Board of Directors is submitting the selection of PricewaterhouseCoopers to stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether to retain the firm. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in our best interests and those of our stockholders.

     The affirmative vote of holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of PricewaterhouseCoopers. Abstentions will be counted toward the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum but are not counted for any purpose in determining whether this matter is approved.

     The Audit Committee has determined the rendering of all non-audit services by PricewaterhouseCoopers is compatible with maintaining accountant’s independence.

Audit and Non-Audit Fees

     The following table presents fees for professional services rendered by PricewaterhouseCoopers for the audit of our consolidated financial statements for the year ended December 31, 2002 and fees billed for other services rendered by PricewaterhouseCoopers:

Audit Fees	$187,000
Financial Information Systems Design and Implementation Services	—
All Other Fees:
Tax compliance services	33,560
Other non-audit services (1)	16,418

Total all other fees	49,978

Total fees	$236,978

(1)	Other non-audit fees consisted primarily of international tax services.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2003.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 2003, with respect to the beneficial ownership of our common stock by:

•	the executive officers;

•	each of our directors;

•	each person known by us to be the beneficial owner of more than 5% of our common stock; and

•	all of our executive officers and directors as a group.

     Except as otherwise indicated, the address of each beneficial owner is c/o iManage, Inc., 950 Tower Lane, Suite 500, Foster City, California 94404.

     Except as indicated in the footnotes to the table, we believe that the persons named in the table have sole voting and dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of March 31, 2003 upon the exercise of options, and these shares are considered outstanding for purposes of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Percentages are based on 24,246,304 shares of common stock outstanding on March 31, 2003.

	Shares Owned

	Number of
Name and Address of Beneficial Owners	Shares	Percentage

Executive Officers:
Mahmood M. Panjwani (1)	2,713,082	11%
John E. Calonico, Jr. (2)	116,989	*
Joseph S. Campbell (3)	345,974	1%
Daniel A. Carmel (4)	156,296	*
Rafiq R. Mohammadi (5)	2,353,650	10%
Directors Who Are Not Executive Officers:
Bob L. Corey	—	—
c/o iManage, Inc. 950 Tower Lane, Suite 500 Foster City, CA 94404
Thomas L. Thomas (6)	25,346	*
c/o HAHT Commerce, Inc. 700 E. El Camino, Suite 270 Mountain View, CA 94040
Moez R. Virani (7)	242,075	1%
c/o Mohr Davidow Ventures 2775 Sand Hill Road, Suite 240 Menlo Park, CA 94025
Other 5% Stockholders
RS Investment Management Co. LLC (8)	6,329,100	26%
388 Market Street San Francisco, CA 94111
All executive officers and directors as a group (8 persons) (9)	5,953,412	25%

*	Less than 1%

(1)	Includes:

(a)	1,966,000 shares held in joint tenancy with Ms. Rashid, Mr. Panjwani’s spouse;

(b)	50,000 shares held by the Danyal M. Panjwani Trust of which Mr. Panjwani and Ms. Rashid are the trustees;

(c)	100,000 shares held by the Panjwani Irrevocable Trust dated December 31, 1998 of which Mr. Panjwani and Ms. Rashid are the trustees;

(d)	180,000 shares held by Ms. Rashid;

(e)	an option held by Ms. Rashid to purchase 43,750 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 50,000 shares that was granted in November 1999;

(f)	an option held by Ms. Rashid to purchase 81,666 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 170,000 shares that was granted in April 2001;

(g)	an option held by Mr. Panjwani to purchase 204,166 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 350,000 shares that was granted in April 2001; and

(h)	an option held by Mr. Panjwani to purchase 87,500 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 100,000 shares that was granted in November 1999.

(2)	Includes:

(a)	4,490 shares; and

(b)	an option to purchase 83,333 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 300,000 shares that was granted in January 2002; and

(c)	an option to purchase 29,166 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 150,000 shares that was granted in October 2002.

(3)	Includes:

(a)	an option to purchase 247,016 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 460,000 shares that was granted in December 2000; and

(b)	an option to purchase 98,958 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 250,000 shares that was granted in October 2001.

(4)	Includes:

(a)	7,339 shares; and

(b)	an option to purchase 119,791 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 300,000 shares that was granted in July 2001; and

(c)	an option to purchase 29,166 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 100,000 shares that was granted in October 2002.

(5)	Includes:

(a)	2,169,234 shares held in joint tenancy with Mr. Mohammadi’s wife;

(b)	41,500 shares held by Northern Trust Co. of Chicago as Trustee of the Rafiq R. Mohammadi 1999 Irrevocable Trust, dated November 8, 1999;

(c)	an option to purchase 43,750 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 50,000 shares that was granted in November 1999; and

(d)	an option to purchase 99,166 shares as of May 31, 2003, which constitutes a part of a grant of options to purchase 170,000 shares which was granted in April 2001.

(6)	Includes:

(a)	an option to purchase 23,958 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 37,500 shares granted in April 2001; and

(b)	an option to purchase 1,388 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 12,500 shares granted in January 2003.

(7)	Includes:

(a)	203,000 shares registered in the name of the Moez R. Virani and Vivienne Virani, Trustees of the Virani Family 93 Revocable Trust Dated 11/24/93;

(b)	an option to purchase 29,166 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 30,000 shares granted in June 2000;

(c)	an option to purchase 7,187 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 7,500 shares granted in April 2001; and

(d)	an option to purchase 2,722 shares as of May 31, 2003, which constitutes part of a grant of options to purchase 24,500 shares granted in January 2003.

(8)	Based solely on information contained in the Schedule 13D dated February 28, 2003 filed with the Securities and Exchange Commission. Represents 6,329,100 shares over which RS Investment Management Co. LLC reported it held shared voting and dispositive power. RS Investment Management Co. LLC is the general partner of RS Investment Management, L.P. RS Investment Management, L.P. reported it held shared voting and dispositive power over 6,329,100 shares on February 28, 2003 and is the managing member of RS Growth Group LLC and investment adviser to RS Diversified Growth Fund. RS Growth Group LLC reported it held shared voting and dispositive power over 1,008,500 shares on February 28, 2003. RS Diversified Growth Fund reported it held shared voting and dispositive power over 4,146,100 shares on February 28, 2003.

(9)	Includes 1,231,849 shares, which the executive officers and directors as a group may acquire under Rule 13d-3(d)(1), promulgated under the Exchange Act.

     In response to the Securities and Exchange Commission’s recent adoption of Rule 10b5-1 under the Securities Exchange Act of 1934, our Board of Directors approved an amendment to our Policy Against Insider Trading effective April 19, 2002 that permits our officers, directors and certain other employees subject to our insider trading policy to enter into trading plans that comply with the requirements of Rule 10b5-1. Rule 10b5-1 allows insiders to enter into written trading plans for pre-determined sales of specified amounts of shares of our stock. Insiders may adopt such plans when they are not in possession of material inside information in order to gradually diversify their investment portfolio, to minimize the market effect of stock sales by spreading them out over an extended period of time and to avoid concerns about initiating stock transactions while in possession of material nonpublic information.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

     The following table sets forth information for the years ended December 31, 2002, 2001 and 2000 concerning the total compensation of our Chief Executive Officer, four other executive officers acting in such capacity at December 31, 2002 whose salary and bonus for the year ended December 31, 2002 exceeded $100,000 and two additional individuals who were among our four most highly compensated executive officers for the year ended December 31, 2002 and whose salary and bonus exceeded $100,000 but who were not acting in such capacity at December 31, 2002:

				Long Term
				Compensation
				Awards

				Number of
		Annual Compensation		Securities
				Underlying
Name and Principal Position	Year	Salary(1)	Bonus(1)	Options

Mahmood M. Panjwani (2)	2002	$293,750	$24,000	—
President and Chief Executive Officer	2001	300,000	111,680	350,000
	2000	250,000	—	—
John E. Calonico, Jr. (3)	2002	$194,744	$20,690	450,000
Chief Financial Officer and Secretary
Joseph S. Campbell (4)	2002	$244,792	$45,000	—
Chief Operating Officer	2001	193,750	156,250	250,000
	2000	43,750	43,750	460,000
Daniel A. Carmel (5)	2002	$175,000	$55,000	100,000
Vice President, Marketing and Business Development	2001	90,865	62,500	300,000
Rafiq R. Mohammadi (6)	2002	$195,833	$16,000	—
Senior Vice President, Engineering and	2001	200,000	74,453	170,000
Chief Technology Officer	2000	170,000	—	—

(1)	Amounts shown are on a full year basis and include cash and non-cash compensation earned by executive officers.

(2)	Mr. Panjwani’s annual base salary was $300,000. In October 2002, he elected to voluntarily reduce his base compensation by 10% to $270,000.

(3)	Mr. Calonico was hired on January 14, 2002. On his hire date, his annualized base salary for 2002 was $200,000 and he was guaranteed an annual bonus of $25,000. Mr. Calonico elected to voluntarily forego the monthly payments associated with his guaranteed bonus beginning in October 2002.

(4)	Mr. Campbell was hired on October 2, 2000. In October 2002, Mr. Campbell elected to voluntarily reduce his base compensation by 10% from $250,000 to $225,000.

(5)	Mr. Carmel was hired on June 25, 2001.

(6)	Mr. Mohammadi’s annual base salary was $200,000. In October 2002, he elected to voluntarily reduce his base compensation by 10% to $180,000.

Option Grants During the Last Year

     The following tables show for the year ended December 31, 2002, certain information regarding stock options granted to, exercised by, and held at year-end by each of the executive officers listed in the Summary Compensation Table.

     The potential realizable value is calculated based on the ten-year term of the stock option and the market value at the time of grant. Based on the rules promulgated by the Securities and Exchange Commission, we have assumed a stock appreciation of 5% and 10% from the date of the grant. These assumptions do not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

•	multiplying the number of shares of common stock subject to a given option by the value used by us for accounting purposes to determine, if any, compensation expense related to the option grant;

•	assuming that the total stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table from the date of grant of the options until the expiration of the options; and

•	subtracting from that result the total option exercise price.

     Percentages shown under “Percent of Total Options Granted to Employees in Year” are based on an aggregate of 2,055,000 stock options granted to our directors and executive officers under our stock option plans during the year ended December 31, 2002.

		Percent			Potential Realizable Value
		of Total			at Assumed Annual Rates
		Options	Exercise		of Stock Price Appreciation
	Number of Securities	Granted to	or Base		for Option Term
	Underlying Options	Employees	Price	Expiration
Name	Granted(#)	in Year	($/sh)	Date	5%($)	10%($)

Director:
Bob L. Corey	30,000	1.5	$2.02	10/18/12	$38,111	$96,581
Executive Officers:
Mahmood M. Panjwani	—	—	—	—	—	—
John E. Calonico, Jr (1)	75,000	3.6	$4.00	01/14/12	$558,835	$1,067,551
	225,000	11.0	$7.03	01/14/12	$994,754	$2,520,902
	150,000	7.3	$2.45	10/18/12	$231,119	$585,700
Joseph S. Campbell	—	—	—	—	—	—
Daniel A. Carmel	100,000	4.9	$2.45	10/18/12	$154,079	$390,467
Rafiq R. Mohammadi	—	—	—	—	—	—

(1)	On January 14, 2002, Mr. Calonico was granted stock options to purchase 75,000 shares of our common stock at an exercise price of $4.00 per share when the closing price of our common stock was $7.03 per share on that date. The potential realizable value assuming no appreciation in our stock price over the ten-year term of this stock option grant is $227,250.

Aggregated Option Exercises During 2002 and Option Values at December 31, 2002

     The following table presents the aggregate stock option exercises during 2002, and the number and value of securities underlying unexercised stock options that are held by each of the individuals listed in the Summary Compensation Table as of December 31, 2002.

     Amounts shown under the columns “Value Realized” are based on the fair market value of our common stock on the exercise date as reported on the Nasdaq National Market less the aggregate exercise price. Amounts shown under the column “Value of Unexercised In-the-Money Options at December 31, 2002” are based on a price of $3.20 per share, which was the last reported sale price of our common stock on the Nasdaq National Market on December 31, 2002, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at December 31, 2002		at December 31, 2002
	Acquired	Value
Name	on Exercise	Realized	Vested	Unvested	Vested	Unvested

Mahmood M. Panjwani	—	—	244,791	205,209	$115,719	$125,781
John E. Calonico, Jr.	—	—	65,624	384,378	$6,250	$106,250
Joseph S. Campbell (1)	75,000	$412,500	277,249	357,751	$510,833	$451,668
Daniel A. Carmel	—	—	102,082	297,918	$6,250	$68,785
Rafiq R. Mohammadi	—	—	119,998	100,002	$56,205	$61,095

(1)	Mr. Campbell’s offer letter provided that he was to receive a $1.0 million contribution from us toward his stock option exercise price. On December 4, 2000, Mr. Campbell was granted stock options for 460,000 shares at an exercise price of $2.875 per share. At the time Mr. Campbell exercises these stock options, our $1.0 million contribution toward their exercise price will be effected by contributing $2.175 per share ($1.0 million divided by 460,000) toward the purchase price of the shares issuable under these stock options. Therefore, on exercise of these stock options, Mr. Campbell will be paying us $0.70 per share. We have recorded the contribution of $2.175 per share as compensation expense over the vesting period of the stock options. The values set forth in the table for Mr. Campbell’s in-the-money options are based on an effective exercise price of $0.70 per share for these 460,000 stock options and an exercise price of $4.22 per share for an option to purchase 250,000 shares we awarded Mr. Campbell in October 2001.

Change of Control and Severance Arrangements

     In April 2001, the Board of Directors granted stock options to purchase 350,000 shares of our common stock to Mr. Panjwani and stock options to purchase 170,000 shares of our common stock to Mr. Mohammadi. If any of these officers’ employment is terminated by iManage without cause or by the officer for good reason within 12 months following a change in control of iManage, the terminated officer’s options will immediately accelerate in an amount equal to the lesser of (i) 50% of the total number of shares subject to these options as of the date of the constructive termination or (ii) the number of shares subject to these options remaining unvested as of the date of the constructive termination. The same acceleration provisions apply to a stock option grant to Mr. Carmel in July 2001 to purchase 300,000 shares, a stock option grant to Mr. Campbell in October 2001 to purchase 250,000 shares, a stock option grant to Mr. Calonico in January 2002 to purchase 300,000 shares and a stock option grant to Mr. Carmel in October 2002 to purchase 100,000 shares. In October 2002, stock options were granted to Mr. Calonico to purchase 150,000 shares of our common stock. If Mr. Calonico is terminated by iManage without cause or by the officer for good reason within 12 months following a change in control of iManage, 100% of these remaining unvested options will immediately accelerate.

     Mr. Calonico’s offer letter dated January 14, 2002 provides for severance payments equal to six months of his base salary and continuation of benefits in the event of his termination from the Company for other than cause, as defined in the offer letter.

EQUITY COMPENSATION PLAN INFORMATION

     We currently maintain three equity compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 1997 Stock Option Plan and Employee Stock Purchase Plan, which have been approved by stockholders, and the 2000 Non-Officer Option Plan, which has not been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the equity compensation plans as of December 31, 2002:

	Number of
	Securities to be	Weighted Average	Number of
	Issued Upon	Exercise Price of	Securities
	Exercise of	Outstanding	Remaining Available
	Outstanding Options	Options	for Future Issuance
	and	and	Under Equity
Plan Category	Rights	Rights	Compensation Plans

Equity compensation plans approved by stockholders	4,180,057	$3.91	1,193,267 (1)
Equity compensation plan not approved by stockholders (2)	1,694,467	$2.89	654,315

Total	5,874,524	$3.61	1,847,582

(1)	Includes 976,064 shares that are reserved for issuance under the Employee Stock Purchase Plan. The shares that are reserved for issuance under the 1997 Stock Option Plan are subject to automatic increase on January 1 of each year by a number of shares equal to 5% of our outstanding shares as of the close of business on December 31 of the preceding calendar year or a lesser amount as determined by the Board of Directors. The shares that are reserved for issuance under the Employee Stock Purchase Plan are subject to automatic increase on January 1 of each year by a number of shares equal to the lesser of 2% of our outstanding shares as of the close of business on December 31 of the preceding calendar year, 500,000 shares or an amount as determined by the Board of Directors.

(2)	Consists of stock options that are outstanding and shares available for future issuance under our 2000 Non-Officer Option Plan. The material features of the 2000 Non-Officer Option Plan are described below.

Material Features of the 2000 Non-Officer Stock Option Plan

     As of December 31, 2002, we had reserved 2,150,000 shares of common stock for issuance under the 2000 Non-Officer Stock Option Plan. Options may be granted at the discretion of the Board of Directors to eligible employees and consultants. The Board of Directors has the authority to determine to whom options will be granted, the number of shares, the term and the exercise price. The exercise price shall generally not be less than 85% of the fair market value of our common stock on the grant date of the option. Options granted generally become exercisable 25% one year after the date of the option holder’s date of employment and thereafter ratably over three years and expire ten years from the date of the grant.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION (1)

     The Board of Directors has delegated to the Compensation Committee the authority to establish and administer our compensation programs. The Compensation Committee is comprised of three non-employee directors: Messrs. Corey, Thomas and Virani. The Compensation Committee is responsible for: (i) determining the most effective total executive compensation strategy based on the business needs of iManage, Inc. and consistent with stockholders’ interests; (ii) administering our executive compensation plans, programs and policies; (iii) monitoring corporate performance and its relationship to compensation of executive officers; and (iv) making appropriate recommendations concerning matters of executive compensation.

Compensation Philosophy

     The policies of the Compensation Committee with respect to executive officers, including the Chief Executive Officer, are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. To emphasize sustained performance of our executive officers, the Compensation Committee has adopted policies to align executive compensation with the creation of stockholder value as measured in the equity markets. These policies are implemented using a mix of the following key elements:

•	We pay base salaries that are generally competitive with other enterprise software companies with which we compete for talent. To ensure that our salaries are sufficient to attract and retain highly qualified executives and other key employees, we regularly compare our salaries with those of our competitors and set salary parameters based on this review;

•	We provide opportunities for cash bonuses based on the achievement of specific operating goals and high levels of performance; and

•	We provide equity-based incentives pursuant to our stock option and employee stock purchase plans to ensure that our executive officers and key employees are motivated to achieve our long-term goals.

Base Salary

     The Compensation Committee recognizes the importance of maintaining compensation practices and levels of compensation competitive with other enterprise software companies with which we compete for personnel. Base salary represents the fixed component of the executive compensation program. The Compensation Committee reviews with the Chief Executive Officer an annual salary plan for each executive officer, other than the Chief Executive Officer. The salary plan is modified as deemed appropriate and approved by the Compensation Committee. The annual salary plan is developed based on an annual review of executive salaries at comparable software companies. The annual plan also takes into account past performance and expected future contributions of the individual executive.

Cash Bonuses

     The Compensation Committee established an executive bonus plan (the “Bonus Plan”) for 2002 in order to reward certain of our executive officers who meet established performance goals. Cash bonus awards under the Bonus Plan were contingent upon attainment of revenue and operating objectives for each quarterly period in 2002 and for the calendar year. The Compensation Committee in consultation with the Chief Executive Officer set these objectives. Awards were weighted so that executive officers received proportionately higher cash bonus awards when performance reached maximum targets, proportionality smaller cash bonus awards when performance reached minimum targets, and no cash bonus awards when minimum performance objectives were not met.

Equity Compensation

     Our stock option plans and employee stock purchase plan were established to provide all of our employees, including executive officers, with an opportunity to share, along with our stockholders, in our long-term performance. The Compensation Committee strongly believes that a primary goal of the compensation program should be to provide key employees who have significant responsibility for our management, growth and future success with an opportunity to increase their ownership of iManage and gain financially from iManage stock price increases. The interests of our stockholders, executives and employees should thereby be closely aligned. Executives are eligible to receive stock options at the discretion of the Compensation Committee, giving them the right to purchase shares of our common stock in the future. All grants must be exercised according to the provisions of our stock option plans. Outstanding options held by executive officers generally vest over a period of not less than four years and expire ten years from the date of grant. We have used stock options as the primary long term incentive to attract and motivate our executive officers. The goal of the Compensation Committee is to provide equity compensation for executive officers, including the Chief Executive Officer, that equals levels at comparable software companies. Within such range, option amounts are based on salary grade within iManage and the achievement of overall company and individual performance goals as discussed above. See “Option Grants During the Last Year.”

Chief Executive Officer Compensation

     The Compensation Committee uses the same procedures described above in setting the base salary, cash bonus and stock option awards for Mahmood M. Panjwani, our Chairman, President and Chief Executive Officer. Mr. Panjwani’s base salary in 2002 was $300,000 and remained constant from 2001. In October 2002, Mr. Panjwani elected to voluntarily reduce his base compensation by 10% to $270,000. For 2002, the Compensation Committee awarded Mr. Panjwani $24,000 as a cash bonus under the Bonus Plan based on the achievement of revenue and operating results targets in the first quarter. Under our executive compensation program, the total compensation mix for senior executives includes longer-term rewards in the form of stock options. Because of the stock and stock options already held by Mr. Panjwani, he did not receive a new stock option grant in 2002.

Federal Tax Considerations Section

     Section 162(m) of the Internal Revenue Code limits iManage to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the code. The Compensation Committee has determined to satisfy the requirements for “performance-based compensation” with respect to compensation awarded to our executive officers to the extent then practicable.

Summary

     The Compensation Committee believes that the compensation of executives is appropriate and competitive with the compensation programs provided by other software companies with which we compete for executives and employees. The Compensation Committee believes its compensation strategy, principles and practices result in a compensation program tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of iManage on behalf of our stockholders.

Compensation Committee:

Thomas L. Thomas, Chairman Bob L. Corey Moez R. Virani

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of iManage, Inc. under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Absence of Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Compensation Committee is composed of three non-employee directors. During the year ended December 31, 2002, the Compensation Committee was comprised Moez R. Virani, Thomas L. Thomas and Mark W. Perry, until his resignation from the Board of Directors in May 2002. Bob L. Corey joined the Compensation Committee in October 2002 upon his election to the Board of Directors. No interlocking relationships exist between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (1)

     The Audit Committee of the Board of Directors is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors. The members of the Audit Committee are Bob L. Corey, the Audit Committee chairman, Moez R. Virani and Thomas L. Thomas. The Audit Committee recommended to the Board of Directors, subject to stockholder ratification, the selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as our independent accountants.

     Management is responsible for our internal controls and the financial reporting process. PricewaterhouseCoopers, our independent accountants, are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and PricewaterhouseCoopers. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and PricewaterhouseCoopers. The Audit Committee discussed with PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

     PricewaterhouseCoopers also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, the Audit Committee discussed with PricewaterhouseCoopers that firm’s independence.

     Based on the Audit Committee’s discussions with management and PricewaterhouseCoopers and the Audit Committee’s review of the representations of management and the report of PricewaterhouseCoopers to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

Audit Committee:

Bob L. Corey, Chairman Thomas L. Thomas Moez R. Virani

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of iManage, Inc. under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stock Option Grants to Directors and Executive Officers

     In January 2002, upon the appointment of Mr. Calonico as our Chief Financial Officer, we granted Mr. Calonico an option to purchase 75,000 shares of our common stock at an exercise price of $4.00 per share and an option to purchase 225,000 shares of our common stock at an exercise price of $7.03 per share. The closing sale price of our common stock reported on the Nasdaq Stock Market on the date of these grants was $7.03 per share.

     In October 2002, upon the appointment of Bob L. Corey to the Board of Directors, we granted Mr. Corey options to purchase 30,000 shares at an exercise price of $2.45, the closing sale price reported on the Nasdaq Stock Market on the date of grant. This grant was made automatically upon his appointment pursuant to the terms of our 1997 stock option plan.

     In October 2002, we granted Mr. Calonico and Mr. Carmel options to purchase 150,000 and 100,000 shares of our common stock, respectively, at an exercise price of $2.45 per share.

Other Insider Arrangements

     Before founding iManage, Mr. Panjwani, our President and Chief Executive Officer, operated Q-Image Corporation, a consulting services company founded by Mr. Panjwani. Mr. Panjwani served as President of Q-Image from August 1988 to December 1997. Currently, Mr. Panjwani holds a 90% ownership in Q-Image.

     Under a written agreement, Q-Image subleased office space from iManage in our San Mateo facility for $91,650 for 2000, $52,000 for 2001 and $15,000 in 2002. This arrangement terminated in April 2002.

     Through December 31, 2002, we used the services of a full-time consultant who was referred to us by Q-Image. We have subsequently hired this employee on a full-time basis. Under the arrangement with Q-Image, we paid fees to Q-Image equivalent to the salary, incentive pay and related payroll taxes of this consultant. We also paid additional fees to Q-Image to cover the cost of employee benefits provided by Q-Image to the consultant. We paid Q-Image $409,243, $129,000 and $296,000, respectively, for the years ended December 31, 2000, 2001 and 2002 for these services.

     In June 1999, we granted Ms. Rashid, Mr. Panjwani’s spouse and our former Vice President of Corporate Development, an option to purchase 180,000 shares of our common stock at an exercise price of $1.65 per share. In July 1999, Ms. Rashid exercised the option in full with funds we loaned her under a full recourse promissory note approved by our Board of Directors. The promissory note accrues interest at the rate of 4.9% per year and was due on July 26, 2001. The due date has been extended to September 1, 2003. Ms. Rashid has been on a leave of absence since August 1, 2001.

     On April 5, 2000, we made a $1.0 million loan to Mr. Culhane, our former Chief Financial Officer. The loan bears interest at 5% per annum and principal and interest were due October 31, 2000. The loan was subsequently amended such that the loan will become due on the earlier of (i) December 31, 2008 or (ii) the date upon which Mr. Culhane has the ability to sell our common stock, subject to our trading window and insider trading policy, if applicable, at a price of $20 per share or higher. The loan is collateralized by 165,000 shares of our common stock beneficially owned by Mr. Culhane and any additional shares of our common stock that become beneficially owned as a consequence of the exercise of 170,000 common stock options held by Mr. Culhane.

     On April 2, 2002, we made a non-recourse loan to Mr. Campbell in the amount of $750,000 for the purchase of his principal residence. The loan bears interest at 5% per annum and principal and interest are due on the earlier of (i) April 2, 2007, (ii) the date which is six months following the date of Mr. Campbell’s voluntary resignation or termination for cause or (iii) any event of default under the secured note evidencing the loan. If Mr. Campbell sells shares of common stock he realizes on the exercise of his options, 50% of the proceeds of the sale must be applied to the prepayment of amounts due under the note. The loan is secured by (i) the shares or other property realized by Mr. Campbell upon the exercise of options to purchase our common stock, and (ii) a second deed of trust on the property.

     All of the transactions described above were approved by the disinterested members of the Board of Directors. We intend that any future transactions will be approved by a disinterested majority of the Board of Directors and by the Compensation Committee of the Board of Directors, which is composed entirely of independent directors.

     We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings in which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of iManage, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms filed by such person.

     Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders were complied with, except that Messrs. Calonico and Carmel each filed one late report with respect to a total of two transactions.

PERFORMANCE MEASUREMENT COMPARISON (1)

     The following graph shows the total stockholder return of an investment of $100 in cash from our initial public offering on November 17, 1999 for (i) our common stock (initial public offering price of $11); (ii) the Nasdaq National Market (U.S. Companies) Index; and (iii) the Nasdaq Computer and Data Processing Services Group Index. All values assume reinvestment of the full amount of all dividends. The stock performance shown on the graph below is not necessarily indicative of future performance.

COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
AMONG iMANAGE, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

•	$100 invested on 11/17/99 in stock or index-including reinvestment of dividends. Year ending December 31.

	November 17,	December 31,	December 29,	December 31,	December 31,
	1999	1999	2000	2001	2002

iManage	100.00	292.05	41.48	71.73	29.09
Nasdaq National Market (U.S Companies) Index	100.00	124.43	75.08	59.56	41.18
Nasdaq Computer & Data Processing	100.00	141.21	64.99	52.33	36.09

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of iManage, Inc. under the Securities Act of 1933 or the Securities Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable Securities and Exchange Commission rules. For a stockholder proposal to be included in our proxy materials for the 2004 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later than January 2, 2004. Stockholder business that is not intended for inclusion in our proxy materials may be brought before the Annual Meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than January 2, 2004.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ John E. Calonico, Jr.

JOHN E. CALONICO, JR. Secretary

April 30, 2003

DETACH HERE	ZIMAC2

iMANAGE, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2003

SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mahmood M. Panjwani and John E. Calonico, Jr., and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in iManage, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company at 950 Tower Lane, Suite 500, Foster City, California, 94404 on June 12, 2003 at 10:00 a.m. Local Time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 30, 2003 (the “Proxy Statement”), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

iMANAGE, INC.

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZIMAC1

☒	Please mark votes as in this example

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

A vote FOR the following proposals is recommended by the Board of Directors:

1.	To elect two (2) Class I directors to the iManage, Inc. Board of Directors to hold office for a three-year term and until their respective successors are elected or appointed.

Nominees: (01) Rafiq R. Mohammadi and (02) Moez R. Virani

FOR NOMINEES	☐	☐	WITHHELD FROM NOMINEES

☐

For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the year ending December 31, 2003.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

PLEASE SIGN HERE. If shares of stock are held jointly, both or all of such persons should sign. Corporate or partnership proxies should be signed in full corporate or partnership name by an authorized person. Persons signing in a fiduciary capacity should indicate their full titles in such capacity.

Signature:	Date:	Signature:	Date: